UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
Qlik Technologies Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2011, the Compensation Committee (the “Committee”) of Qlik Technologies Inc. (the “Company”) awarded bonuses for performance for the twelve-month period ended December 31, 2010 in the amounts set forth with respect to each named executive officer listed below.

Name	Position	2010 Bonus
Lars Björk	President and Chief Executive Officer	$533,912.00
William G. Sorenson	Chief Financial Officer	$321,695.00
Leslie Bonney	Executive Vice President of Global Field Operations	$512,173.00
Anthony Deighton	Senior Vice President, Products	$276,384.00
Douglas Laird	Vice President, Marketing	$243,826.00

In addition, on March 1, 2011 the Committee approved 2011 annual base salaries in the amounts set forth with respect to each named executive officer listed below. The base salary adjustments are retroactive to January 1, 2011.

Name	Position	2011 Base Salary
Lars Björk	President and Chief Executive Officer	$475,000.00
William G. Sorenson	Chief Financial Officer	$335,000.00
Leslie Bonney	Executive Vice President of Global Field Operations	$345,000.00
Anthony Deighton	Senior Vice President, Products	$250,000.00
Douglas Laird	Vice President, Marketing	$225,000.00

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer

Dated: March 7, 2011